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                                   EXHIBIT 8

                         Winston & Strawn Tax Opinion



                              October 13, 1998



Prime Retail, Inc.
100 East Pratt Street
Nineteenth Floor
Baltimore, Maryland 21202

          Re: QUALIFICATION OF PRIME RETAIL, INC. AS A REIT AND PROSPECTUS FEDERAL INCOME TAX CONSIDERATIONS DISCLOSURE

Ladies and Gentlemen:

          We have acted as special counsel to Prime Retail, Inc., a Maryland Corporation (the "Company") in connection with the registration of its Common Shares, par value $.01 per share (the "Common Shares") and its Series C Cumulative Convertible Redeemable Preferred Stock, par value $.01 per share (the "Series C Preferred Shares"), as set forth in the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission on October 13, 1998 and the related Prospectuses constituting a part thereof (the "Prospectus"). Capitalized terms used herein and not otherwise defined herein shall have the meaning set forth in the Prospectus.

          You have requested our opinions concerning (i) whether the Company is organized in conformity with the requirements for qualification as a real estate investment trust ("REIT") for federal income tax purposes, (ii) whether the Company's method of operation has enabled it to meet the requirements for qualification and taxation as a REIT under the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), (iii) whether the Company's proposed method of operation will enable it to continue to meet the requirements for qualification as a REIT and (iv) whether the discussion in the Prospectus under the heading "Certain Federal Income Tax Considerations" fairly summarizes the federal income tax considerations that are likely to be material to a holder of the Common Shares or Series C Preferred Shares.

          In rendering these opinions, we have examined and relied upon, with your consent, the descriptions of the Company, Prime Retail, L.P., a Delaware limited partnership (the "Operating Partnership"), and the Property Partnerships and their respective investments, activities, operations and governance, as set forth in the following documents:




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Prime Retail, Inc.
October 13, 1998
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          (1)  the Registration Statement and Prospectus;

          (2) the Amended and Restated Articles of Incorporation of the Company as amended to the date hereof (the "Charter");

          (3) the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership as amended to the date hereof;

          (4) each of the Property Partnerships' operative agreements as amended; and

          (5) the Officer's Certificate dated as of the date hereof setting forth certain representations,

together with such other documents, information, records and matters of law as we have deemed relevant or necessary (these enumerated and unenumerated documents are referred to as the "Relevant Documents"). We have assumed the genuineness of all signatures on originals or copies, the legal capacity of natural persons, the authority of any individual or individuals who executed any such documents on behalf of any other person, the authenticity of all documents submitted to us as originals, the accuracy of copies, and the conformity to originals or certified copies of all copies submitted to us as certified or reproduction copies.

          With your permission, we are relying upon the Relevant Documents, including the Officer's Certificate, dated as of the date hereof and executed by a duly authorized officer of the Company, referring to certain legal opinions regarding the REIT status of the predecessor to the Company and setting forth certain factual representations relating to the formation, ownership, operation, future method of operation, and compliance with the REIT and partnership provisions of the Code with respect to the Company, the Operating Partnership, each of the Property Partnerships, and the various partnerships, qualified REIT subsidiaries, and other entities in which the Company, the Operating Partnership or any Property Partnership own equity interests. Our reliance upon this Officer's Certificate relates only to matters of fact and the legal conclusions contained in the opinions referenced therein concerning the predecessor to the Company and does not otherwise relate to matters of law or legal conclusions. We have further relied on and assumed the truth and correctness of (i) the Company's representations in the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership and (ii) the certificates of public officials with respect to the formation of certain limited partnerships. Moreover, for the purpose of rendering our opinion, we have assumed that no partner in the Operating Partnership or any Property Partnership or any other partnership in which the Company, the Operating Partnership, or any Property Partnership has an equity interest has or will elect to be excluded from all or part of subchapter K of the Code.

          For the purposes of rendering these opinions, we have not made an independent investigation of the facts set forth in any of the Relevant Documents, including without limitation, the Registration Statement, the Prospectus, and the Officer's Certificate. We have consequently relied upon your factual representations that the information presented in the Relevant Documents or otherwise furnished to us accurately and completely describes all material facts relevant to these opinions. Furthermore, we have not independently verified the accuracy of the legal opinions referred to in the Officer's Certificate concerning the REIT status of the predecessor to the Company which, for purposes of these opinions, we assume to be true and correct.

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Prime Retail, Inc.
October 13, 1998
Page 3

          In rendering these opinions, we have assumed that the transactions contemplated by the Registration Statement and Prospectus will be consummated in accordance with the Relevant Documents, and such documents accurately reflect the material facts of such transactions. In addition, the opinions set forth herein are based on the correctness of the following specific assumptions: (i) each of the Company, the Operating Partnership, each Property Partnership and each affiliate thereof or entity in which they have an equity interest will operate in the manner described in the relevant partnership agreement or other organizational documents and in the Registration Statement and Prospectus and in accordance with applicable laws; and (ii) each partner in the Operating Partnership and in each of the Property Partnerships and in each partnership in which they or the Company or any affiliate has an equity interest was motivated in acquiring its respective partnership interest by such partner's anticipation of economic rewards apart from tax considerations. Any alteration of such assumptions may adversely affect our opinions.

          Our opinions herein are based upon the current provisions of the Code, as amended, currently applicable Treasury Regulations promulgated or proposed thereunder, currently published administrative rulings, judicial decisions and other applicable authorities, all as in effect on the date hereof. All of the foregoing authorities are subject to change or new interpretations, both prospectively and retroactively, and such changes or interpretations, as well as any change in the facts as they have been represented to us or assumed by us, could affect our opinions. Our opinions are rendered only as of the date hereof and we take no responsibility to update these opinions after this date. Our opinions do not foreclose the possibility of a contrary determination by the Internal Revenue Service (the "IRS") or by a court of competent jurisdiction, or of a contrary position by the IRS or Treasury Department in regulations or rulings issued in the future.

          Based on the foregoing, and subject to the limitations, qualifications and exceptions set forth herein, we are of the opinion that
(i) the Company is organized in conformity with the requirements for qualification as a REIT, (ii) the Company's method of operation has enabled it to meet the requirements for qualification and taxation as a REIT under the Code, (iii) the Company's proposed method of operation will enable it to continue to meet the requirements for qualification as a REIT, and (iv) the discussion in the Prospectus under the heading "Certain Federal Income Tax Considerations" fairly summarizes the federal income tax considerations that are likely to be material to a holder of the Common Shares or Series C Preferred Shares.

          The Company's qualification and taxation as a REIT (including the Operating Partnership's qualification and taxation as a partnership and not a publicly traded partnership taxable as a corporation) depend upon the Company's ability to meet on a continuing basis, through actual annual operating and other results, the various requirements under the Code and described in the Registration Statement with regard to, among other things, the sources of gross income, the composition of assets, the level of distributions to stockholders, and the diversity of its stock ownership. Winston & Strawn undertakes no responsibility to, and will not, review the Company's compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of the Company's operations, the nature of its assets, the amount and types of its gross income, the level of its distributions to stockholders and the diversity of its stock ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT. In particular, we would note that, although the Company's Charter contains certain provisions which

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Prime Retail, Inc.
October 13, 1998
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restrict the ownership and transfer of the Company's capital stock and which are intended to prevent concentration of stock ownership, such provisions do not ensure that the Company will be able to satisfy the requirement set forth in Code section 856(a)(6) that it not be "closely held" within the meaning of Code section 856(h) for any given taxable year, primarily, though not exclusively, as a result of fluctuations in value among the different classes of the Company's capital stock.

          Other than as expressly stated above, we express no opinion on any issue relating to the Company or the Operating Partnership or to any investment therein.

          These opinions are being delivered only to you and may not be quoted in whole or in part or otherwise referred to, used by, or relied upon, nor be filed with, or furnished to, any other person or entity other than for the benefit of the Shareholders of the Company, without our prior written consent. Notwithstanding the foregoing, we hereby consent to the use of this opinion as Exhibit 8 to the Registration Statement and the use of our name in the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

                                   Very truly yours,

                                   /s/ Winston & Strawn